                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement                                      [ ] Confidential, for Use of the
[X] Definitive Proxy Statement                                           Commission Only (as permitted
[ ] Definitive Additional Materials                                      by Rule 14a-6(e)(2))
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                 Matritech, Inc.
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies: not applicable

    (2) Aggregate number of securities to which transactions applies: not applicable

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): not applicable

    (4)  Proposed maximum aggregate value of transaction:  not applicable

    (5)  Total fee paid:  not applicable

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount previously paid:  not applicable

    (2)  Form, Schedule or Registration Statement No.:  not applicable

    (3)  Filing Party:  not applicable

    (4)  Date Filed:  not applicable

                                 MATRITECH, INC.
                                330 NEVADA STREET
                           NEWTON, MASSACHUSETTS 02460

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 13, 2003

TO THE STOCKHOLDERS:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Matritech, Inc., a Delaware corporation (the "Company"), will be held on Friday, June 13, 2003, at 9:00 a.m., local time, at the Newton Marriott, 2345 Commonwealth Avenue, Newton, Massachusetts 02466, for the following purposes:

      I.    To elect a Board of Directors for the ensuing year.

      II. To approve a potential issuance of up to $3 million of additional convertible debentures and warrants and to approve the potential issuance of more than 6,426,127 shares of common stock if required to fulfill our various obligations under both current and additional convertible debentures and warrants.

      III. To approve amendments to the Company's Amended and Restated Certificate of Incorporation: (a) to allow holders of 10% of the Company's common stock to call a special meeting of the stockholders, and (b) to lower the stockholder vote required to remove one or more or all the directors from 75% to 51%.

      IV. To ratify the selection of the firm of PricewaterhouseCoopers LLP as auditors for the fiscal year ending December 31, 2003.

      V. To transact such other business as may properly come before the meeting and any adjournments thereof.

      Only stockholders of record at the close of business on April 16, 2003 are entitled to notice of and to vote at the meeting and any adjournment thereof.

                                             By Order of the Board of Directors,

                                             /s/ Richard A. Sandberg

                                             Richard A. Sandberg, Secretary
                                             Newton, Massachusetts

May 5, 2003

      WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

                                 MATRITECH, INC.
                                330 NEVADA STREET
                           NEWTON, MASSACHUSETTS 02460

                         -------------------------------
                                 PROXY STATEMENT
                         -------------------------------

       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 13, 2003

      Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of Matritech, Inc. (the "Company" or "Matritech" or "we") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Friday, June 13, 2003 at 9:00 a.m., local time, at the Newton Marriott, 2345 Commonwealth Avenue, Newton, Massachusetts 02466.

      Only stockholders of record as of April 16, 2003 (the "Record Date") will be entitled to vote at the Annual Meeting and any adjournments thereof. As of that date, there were 32,132,243 shares of common stock, $ .01 par value (the "Common Stock"), issued and outstanding. Each share of Common Stock outstanding as of the Record Date will be entitled to one vote and stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by written notice to the Secretary of the Company at the address listed above at any time before it is exercised.

      The persons named as attorneys in the proxies are directors and/or officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted as stated below under "Voting Procedures." With respect to the election of a nominee to the Board of Directors, any stockholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee's name in the space provided on the proxy.

      In addition to the election of directors, the stockholders will consider a proposal to approve a potential issuance of up to $3 million of additional convertible debentures and warrants and to approve the potential issuance of more than 6,426,127 shares of common stock, if needed, to fulfill our obligations under the current and additional convertible debentures and warrants. In addition, the stockholders will consider a proposal to amend the Company's Amended and Restated Certificate of Incorporation to allow holders of 10% of the Company's common stock to call a special meeting and to lower the stockholder vote required to remove directors from 75% to 51%. Finally, the stockholders will consider whether to ratify the selection of auditors, as further described in this proxy statement. Where a choice has been specified on the proxy with respect to a matter, the shares represented by the proxy will be voted in accordance with the specifications and will be voted FOR if no specification is indicated.

      The Board of Directors of the Company knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

      The Company's Annual Report, containing financial statements for the fiscal year ended December 31, 2002, is being mailed together with this proxy statement to all stockholders entitled to vote. This proxy statement and the form of proxy were first mailed to stockholders on or about May 5, 2003.

          SECURITIES OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

      The following table sets forth, as of March 31, 2003, certain information regarding the ownership of shares of the Company's Common Stock by: (i) each person who, to the knowledge of the Company, owned beneficially more than 5% of the shares of Common Stock of the Company outstanding at such date, (ii) each director and nominee of the Company, (iii) the Chairman and Chief Executive Officer of the Company, Mr. Chubb, (iv) Mr. Corbet, Dr. Ip, Dr. Domurad and Mr. Quigley, the next four most highly compensated executive officers of the Company as of December 31, 2002 and (v) all current director nominees and named executive officers as a group:


                                                                               AMOUNT AND NATURE
                                                                                 OF BENEFICIAL          PERCENT OF
                 NAME AND ADDRESS OF BENEFICIAL OWNER (1)                        OWNERSHIP (2)          CLASS (3)
                 ----------------------------------------                   -----------------------     ---------
Stephen D. Chubb (4) ......................................................          784,974               2.4%
David L. Corbet (5) .......................................................          314,593               1.0
Melodie R. Domurad (6) ....................................................           68,514                 *
Stephen H. Ip (7) .........................................................          105,274                 *
John E. Quigley (8) .......................................................           50,817                 *
Judith Kurland (9) ........................................................           32,334                 *
David Rubinfien (10) ......................................................           76,149                 *
Richard A. Sandberg (11) ..................................................           11,550                 *
T. Stephen Thompson (12) ..................................................           87,649                 *
         c/o Immtech International
         150 Fairway Drive
         Vernon Hills, IL 60661
C. William Zadel (13) .....................................................           73,800                 *
         c/o Mykrolis Corporation
         129 Concord Road
         Billerica, MA 01821
Veron International Limited (14) ..........................................        2,387,010               7.0%
         ChinaChem Golden Plaza, Top Floor, 77 Mody Road
         Tsimshatsui, Kowloon, Hong Kong, China

All executive officers, directors and nominees as a group (10 persons) (15)        1,605,653               4.8%


----------
* Indicates less than 1% of outstanding common stock.

(1) Unless otherwise indicated, the address of each person listed on the table is c/o Matritech, Inc., 330 Nevada Street, Newton, MA 02460.

(2) Except as indicated in footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock owned based upon information provided to the Company by the directors, officers and principal stockholders.

(3) The number of shares of Common Stock deemed outstanding for this calculation includes (i) 32,132,243 shares of Common Stock outstanding on March 31, 2003 and
(ii) all Common Stock underlying stock options or warrants which are exercisable as of March 31, 2003 or will become exercisable on or within 60 days thereafter by the person or group in question.

(4) Mr. Chubb's beneficial ownership includes 331,172 shares issuable upon exercise of outstanding stock options exercisable on March 31, 2003 or within 60 days thereafter.

(5) Mr. Corbet's beneficial ownership includes 309,527 shares issuable upon exercise of outstanding stock options exercisable on March 31, 2003 or within 60 days thereafter. Mr. Corbet holds all of his issued shares jointly with his wife.

(6) Dr. Domurad's beneficial ownership includes 57,642 shares issuable upon exercise of outstanding stock options exercisable on March 31, 2003 or within 60 days thereafter.

(7) Dr. Ip's beneficial ownership includes 105,274 shares issuable upon exercise of outstanding stock options exercisable on March 31, 2003 or within 60 days thereafter.

(8) Mr. Quigley's beneficial ownership includes 50,817 shares issuable upon exercise of outstanding stock options exercisable on March 31, 2003 or within 60 days thereafter.

(9) Ms. Kurland's beneficial ownership includes 25,834 shares issuable upon exercise of outstanding stock options exercisable on March 31, 2003 or within 60 days thereafter.

(10) Mr. Rubinfien's beneficial ownership includes 76,149 shares issuable upon exercise of outstanding stock options exercisable on March 31, 2003 or within 60 days thereafter.

(11) Mr. Sandberg's beneficial ownership includes 4,050 shares issuable upon exercise of outstanding stock options exercisable on March 31, 2003 or within 60 days thereafter.

(12) Mr. Thompson's beneficial ownership includes 77,149 shares issuable upon exercise of outstanding stock options exercisable on March 31, 2003 or within 60 days thereafter.

(13) Mr. Zadel's beneficial ownership includes 72,800 shares issuable upon exercise of outstanding stock options exercisable on March 31, 2003 or within 60 days thereafter.

(14) The information in this proxy statement about Veron International is based upon information provided by the Company's transfer agent and by Veron International in response to a Questionnaire sent by the Company.

(15) Includes 1,034,264 shares issuable upon exercise of outstanding stock options exercisable on March 31, 2003 or within 60 days thereafter.

                 OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth the nominees to be elected as directors at the Annual Meeting, and the executive officers of the Company, their ages, and the positions currently held by each such person with the Company:

NAME                                              AGE        POSITION
----                                              ---        --------
Stephen D. Chubb (1).........................     59      Chairman and Chief Executive Officer
David L. Corbet (1)..........................     49      Director, President and Chief Operating Officer
Melodie R. Domurad, Ph.D. (1)................     45      Vice President, Clinical and Regulatory Affairs
Stephen H. Ip, Ph.D. (1).....................     56      Vice President, Corporate Development
John E. Quigley, Jr. (1).....................     45      Vice President, Sales and Marketing
Judith Kurland (3)...........................     57      Director
Richard A. Sandberg (1)(4)...................     60      Director, Vice President, Finance, Chief Financial
                                                          Officer, Treasurer and Secretary
T. Stephen Thompson (2)(3)...................     55      Director
Karen K. Vaccaro (1).........................     53      Vice President, Research and Development
C. William Zadel (3).........................     59      Director

----------

(1) Officers of the Company are elected annually by the Board of Directors and serve until the next Annual

      Meeting of the Board of Directors and until their respective successors are elected and qualified, or until their earlier resignation or removal.

(2)   Member of Compensation Committee.

(3)   Member of Audit Committee.

(4) Member of Audit Committee and a Member of the Compensation Committee until June 14, 2002.


      Mr. Chubb, a founder of Matritech, has been Chairman since October 1993 and a director and Matritech's Chief Executive Officer since the Company's inception in 1987. Mr. Chubb was the Company's President until October 1993 and was also Treasurer of the Company until March 1992. From 1984 to 1986, Mr. Chubb served as President and Chief Executive Officer of T Cell Sciences, Inc., a publicly-traded biotechnology company. Prior to 1984, Mr. Chubb was President and Chief Executive Officer of Cytogen Company, also a publicly-traded biotechnology company. He currently serves as a director of Charles River Laboratories, a publicly-traded provider of clinical research tools and integrated support services to enable drug development.

      Mr. Corbet has been Matritech's President, Chief Operating Officer and a director since October 1993, and joined the Company in April 1993 as Executive Vice President. Prior to joining Matritech and since 1991, Mr. Corbet had served as President and Chief Operating Officer of T Cell Diagnostics, Inc., a subsidiary of T Cell Sciences, Inc.

      Dr. Domurad has been Matritech's Vice President, Clinical and Regulatory Affairs since January 2000. From October 1997 to December 1999 she was Matritech's Director of Clinical and Regulatory Affairs. From 1994 to 1997, she served as Director of Clinical Research of ErgoScience Development Corporation, a publicly-traded biopharmaceutical company.

      Dr. Ip has been Matritech's Vice President, Corporate Development since January 2002. From August 1999 until December 2001, he was Matritech's Vice President, Far East Operations. From December 1998 to August 1999, Dr. Ip served as President and Chief Executive Officer of International Bioimmune Systems, Inc., a privately-held biotechnology company. From December 1996 to December 1998, he held a variety of positions, including President, Chief Operating Officer, and Executive Vice President at American Biogenetic Sciences, Inc., a publicly-traded biotechnology company.

      Mr. Quigley has been Matritech's Vice President, Sales and Marketing since July 2001. From December 2000 until April 2001, he was Director of Marketing for Argose, Inc., a medical diagnostic products company. From 1998 until May 2000, Mr. Quigley was the Vice President of Global Marketing for Bayer's Critical Care business unit. From January 1997 until 1998, Mr. Quigley was Director of U.S. Marketing at Chiron Diagnostics, a publicly traded biotech and diagnostics company that was acquired by Bayer.

      Ms. Kurland has served as a director of Matritech since February 2001. Ms. Kurland is presently a self-employed consultant. From March 2001 until June 2002, Ms. Kurland was the President and Chief Executive Officer of Hunt Alternatives, a foundation. Ms. Kurland was the New England Regional Director of the United States Department of Health and Human Services from May 1997 to January 2001. Ms. Kurland has served since December 1998 as the Acting Editor of Public Health Reports, the journal of the U.S. Public Health Service. She is a faculty member at Tufts University Medical School, Boston University Medical School, Simmons College, and is presently on leave from teaching at the Harvard School of Public Health.

      Mr. Sandberg has served as a director of Matritech from April 1999 excluding a brief hiatus between June 2002 and September 2002 when Mr. Sandberg was reappointed to the Board of Directors to fill a vacancy created by the Board. Mr. Sandberg has been Matritech's Chief Financial Officer, Vice President Finance, Treasurer and Secretary since November 2002. Mr. Sandberg also serves as Chief

Operating Officer of ML Holdings LLC, a laboratory services holding company in Toledo, Ohio. Mr. Sandberg devotes approximately 50% of his professional time to the business of the Company. From 1997 to 2001, Mr. Sandberg served as Chairman of the Board of Lifecodes Corporation, a manufacturer of DNA test kits and a provider of DNA testing services. In addition, Mr. Sandberg served as Chief Financial Officer of Lifecodes Corporation from May 1997 to September 1998. From 1983 to 1997, Mr. Sandberg served in a variety of positions including Chairman, Chief Executive Officer and Chief Financial Officer at DIANON Systems, Inc. a publicly-traded oncology marketing and database company.

      Mr. Thompson has served as a director of Matritech since May 1994. Mr. Thompson has served since 1992 as President, Chief Executive Officer and a director of Immtech International, Inc., a publicly-traded biopharmaceutical company.

      Dr. Vaccaro joined Matritech in February 2003 as Vice President, Research and Development. From 1997 until January 2003, Dr. Vaccaro was Vice President Operations and Chief Financial Officer of BioPhysics Assay Laboratory, Inc., a company developing and selling research products and providing a lab testing service. From 1996 until 2002, Dr. Vaccaro also served as Vice President, Operations and Secretary for Symbiontics, Inc., a biotechnology start-up company. From 1995 until 1997, Dr. Vaccaro was a partner in EXPERTech Associates, an international regulatory strategy and quality systems consulting firm in the medical device industry. From 1994 until 2002, Dr. Vaccaro served on the board of directors of Blood Technology Systems, Inc. a laboratory equipment company.

      Mr. Zadel has served as a director of Matritech since December 1995. Presently, Mr. Zadel is the Chief Executive Officer of Mykrolis Corporation, formerly the microelectronics division of Millipore Corporation, a publicly-traded semiconductor equipment company. From April 1996 until August 2001, Mr. Zadel was the Chairman, President, Chief Executive Officer and a director of the Millipore Corporation. Mr. Zadel currently serves, and has served since 1989, as a director of Kulicke & Soffa Industries, Inc., a publicly-traded semiconductor assembly equipment company. Mr. Zadel also serves as a director of Citizens Bank of Massachusetts, at which the Company maintains its operating bank account and with which the Company has a loan used to purchase scientific equipment. The Company has no other financial relationships with Citizens Bank of Massachusetts.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

      The Board of Directors met five times and acted by unanimous written consent four times during the fiscal year ended December 31, 2002. The Audit Committee of the Board of Directors, of which Mr. Thompson, Mr. Zadel, Ms. Kurland and until June 14, 2002, Mr. Sandberg, served as members, oversees the accounting and tax functions of the Company, including matters relating to the appointment and activities of the Company's independent auditors. The Audit Committee met six times and acted by unanimous written consent once during the fiscal year ended December 31, 2002. The Compensation Committee of the Board of Directors, of which Mr. Rubinfien, Mr. Thompson and until June 14, 2002, Mr. Sandberg, served as members, reviews and makes recommendations concerning executive compensation, and administers the Company's 1992 and 2002 Stock Option and Incentive Plans (the "1992 Plan" and the "2002 Plan" respectively) and the 1992 and 2002 Non-Employee Director Stock Option Plans (the "1992 Director Plan" and the "2002 Director Plan" respectively). The Compensation Committee met two times and acted by unanimous written consent four times during the fiscal year ended December 31, 2002. The Compensation Committee is responsible for making nominations to the Board of Directors. During 2002, each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors held during the period for which he or she has been a director, and of all committees on which he or she served during the period for which he or she served on such committee.

AUDIT COMMITTEE REPORT

      The Audit Committee of the Board of Directors (the "Audit Committee") is responsible for providing assistance to the Company's directors in fulfilling their responsibility to the stockholders, potential stockholders and investment community relating to the corporate accounting and reporting practices of the Company and the quality and integrity of the financial reports of the Company. The Audit Committee is currently composed of three independent directors, Judith Kurland, T. Stephen Thompson and C. William Zadel, and acts under a written charter which was adopted and approved by the Board of Directors (the "Board") on February 11, 2000 and on April 30, 2003, as amended, a copy of which is attached as Appendix A to this proxy statement. All of the Audit Committee members satisfy the criteria for independence as defined in Rule 4200(a)(15) of the NASD's listing standards.

      The Audit Committee is responsible for recommending to the Board that the Company's financial statements be included in the Company's Annual Report on Form 10-K. The Audit Committee took a number of steps in making this recommendation. First, the Audit Committee discussed PricewaterhouseCoopers LLP, the Company's independent auditors for fiscal 2002, PricewaterhouseCoopers LLP's independence from the Company and its management, and received a letter from PricewaterhouseCoopers LLP concerning PricewaterhouseCooper LLP's independence as required under Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Second, the Audit Committee discussed with PricewaterhouseCoopers LLP those matters required to be discussed by the Statement on Auditing Standards 61 (Codification of Statements on Auditing Standards, AU Section 380). These communications and discussions were intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. Finally, the Audit Committee reviewed and discussed with the Company's management and PricewaterhouseCoopers the Company's audited consolidated balance sheet as of December 31, 2002, and consolidated statement of operations, stockholders' equity and cash flows for the year ended December 31, 2002.

      Based on the discussions with PricewaterhouseCoopers concerning its independence, its review and audit of our financial statements and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that these financial statements be included in the Company's 2002 Annual Report on Form 10-K.

                                                 Respectfully submitted,

                                                 T. Stephen Thompson, Chairman
                                                 Judith Kurland
                                                 C. William Zadel

                       COMPENSATION AND OTHER INFORMATION
                        CONCERNING DIRECTORS AND OFFICERS

      You can find information in Company's filing on March 31, 2003 on Form 10-K for the fiscal year ended December 31, 2002, about: (i) payments and other compensation by the Company to its top executives and its directors, (ii) option grants by the Company to its top executives and directors and the value of these options as of the fiscal year-end, and (iii) option exercises by these persons in the last fiscal year. The 10-K also contains the report of the Compensation Committee of the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Mr. David Rubinfien and Mr. T. Stephen Thompson and until June 14, 2002, Mr. Sandberg, comprised the Compensation Committee for fiscal year 2002. During the past year no member of the Compensation Committee was, prior to or during his service as a member of the Compensation Committee, an officer or employee of the Company or any of its subsidiaries, was formerly an officer of the Company or any of its subsidiaries, or had any relationship with the Company requiring disclosure.

Approximately four months after his service on the Compensation Committee was completed, Mr. Sandberg was asked to fill and accepted an offer to serve in the position of Vice President, Finance, Treasurer and Secretary of the Company.

      No executive officer of the Company served as a member of the Compensation Committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on the Company's Compensation Committee. No executive officer of the company served as a director of another corporation, one of whose executives served on the Compensation Committee. No executive officer of the Company served as a member of the Compensation Committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served as a director of the Corporation.

STOCK PERFORMANCE GRAPH

      The Stock Performance Graph set forth below compares the cumulative total stockholder return on the Company's Common Stock from December 31, 1997 to December 31, 2002, with the cumulative total return of the Nasdaq Market Index and the Company's four digit SIC Code Index over the same period.

                  COMPARISON OF CUMULATIVE TOTAL RETURN (1)(2)


                                  [LINE CHART]


---------------
(1) This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) The stock price performance shown on the graph is not necessarily indicative of future price performance.

Information used on the graph was obtained from Media General Financial Services, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

                         INDEPENDENT PUBLIC ACCOUNTANTS

      PricewaterhouseCoopers LLP served as the Company's independent auditors for the fiscal year ended December 31, 2002. In accordance with Section 10A(i) of the Securities Exchange Act of 1934, and rule 2-01 of Regulation S-X, the Audit Committee has pre-approved the engagement of PricewaterhouseCoopers LLP to perform all auditing services for the benefit of the Company (including the performance of any audit required by the Exchange Act) and has been engaged as auditor of the year ended December 31, 2003 pending shareholder ratification as sought in Proposal IV of this proxy statement. A representative from PricewaterhouseCoopers LLP will attend the Annual Meeting and will be available to answer questions. They will have the opportunity to make a statement at the Annual Meeting if they desire.

CHANGE OF INDEPENDENT PUBLIC ACCOUNTANTS

      Prior to July 17, 2002, Arthur Andersen LLP served as our independent auditors. On March 14, 2002, Arthur Andersen was indicted on federal obstruction of justice charges arising from the government's investigation of Enron Corporation. On June 15, 2002, Arthur Andersen was found guilty and subsequently has ceased practicing before the SEC. On July 17, 2002, we dismissed Arthur Andersen and retained PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ended December 31, 2002. Arthur Andersen LLP's reports for the past two years did not contain an adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The Audit Committee of the Board of Directors approved the change to PricewaterhouseCoopers LLP. During the two most recent fiscal years ended December 31, 2001 for which Arthur Andersen LLP served as our independent public accountants and the subsequent interim period through July 17, 2002, there were:
(i) no disagreements between us and Arthur Andersen LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen LLP's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on our consolidated financial statements for those years; and (ii) no "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K. Arthur Andersen LLP has not responded to our requests to provide a signed letter addressed to the Securities and Exchange Commission stating that it agrees with the statements above.

      During the two most recent fiscal years ended December 31, 2001 and the subsequent interim period through July 17, 2002, we did not consult with PricewaterhouseCoopers LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events.

AUDIT FEES

      Audit Fees. Fees for PricewaterhouseCoopers LLP's professional services rendered for the Company's fiscal year 2002 audit were $58,500. PricewaterhouseCoopers LLP's fees per quarterly review of Form 10-Q were $7,000 per quarter. PricewaterhouseCoopers LLP reviewed the Form 10-Q for the last two quarters of fiscal year 2002. Arthur Andersen LLP performed the review of Form 10-Q for the first quarter of the fiscal year 2002. Arthur Andersen's fee for its review was $7,000.

      Financial Information Systems Design and Implementation Fees. None.

      All Other Fees. Fees for PricewaterhouseCoopers LLP's professional services rendered in connection with the filing of the Company's federal, state tax and other returns for fiscal year 2002 were $20,750.

                                   PROPOSAL I.

                              ELECTION OF DIRECTORS

      The directors of the Company are elected annually and hold office until the next annual meeting of stockholders. All directors will hold office until their successors have been duly elected and qualified, or until their earlier resignation or removal. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual nominee or for all nominees will be voted (unless one or more nominees are unable to serve) FOR the election of the nominees named below. The Board of Directors knows of no reason why any such nominee should be unable or unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or for fixing the number of directors at a lesser number. Commencing June 13, 2003, the Board of Directors has fixed the number of Board Members at six.

      Nominated for election to the Company's Board of Directors are: Stephen D. Chubb, David L. Corbet, Judith Kurland, Richard A. Sandberg, T. Stephen Thompson and C. William Zadel. Each of the nominees currently serves as a director of the Company.

                                   PROPOSAL II

TO APPROVE THE POTENTIAL ISSUANCE OF UP TO $3 MILLION OF ADDITIONAL CONVERTIBLE
   DEBENTURES AND WARRANTS AND TO APPROVE THE POTENTIAL ISSUANCE OF MORE THAN 6,426,127 SHARES OF COMMON STOCK IF REQUIRED TO FULFILL OUR VARIOUS OBLIGATIONS
     UNDER BOTH CURRENT AND ADDITIONAL CONVERTIBLE DEBENTURES AND WARRANTS

The Marketplace Rule

      NASDAQ Marketplace Rule 4350 requires stockholder approval for any issuance of stock (other than a public offering) where the amount of stock and warrants being issued is equal to 20% or more of the common stock outstanding.

      The Company is seeking approval from you because the financing described below could, under certain conditions, result in the Company issuing more than 6,426,127 shares of its stock to the debenture holders. This would result in an issuance of more than 20% of our common stock outstanding at the time of the financing. In addition, the Company and the debenture holders have agreed that the Company may not exercise an option it negotiated to sell $3 million of additional debentures to the holders unless we obtain your approval.

      The summary of the financing provided below will give you the highlights in a few paragraphs. Please refer to our other SEC filings described below in More Information for the full details of the terms and conditions of this financing.

The Private Placement

      In March 2003, we completed a $5 million private placement of 7.5% three-year debentures convertible into common stock at $2.55 per share and five-year warrants exercisable at $2.278 per share (the "First Closing") with the proceeds to be used for working capital. In addition, the Company also negotiated, subject to certain conditions described below, a one-year option to sell to the same purchasers $3 million of similar debentures convertible at a price to be determined in the future (which is likely to exceed $3.08 per share) along with similar warrants exercisable at a price to be determined in the future (which is likely to exceed $2.75 per share) (the "Second Closing"). Without shareholder approval of this Proposal II, the Company will not be able to exercise the option for the Second Closing even if it satisfies the required conditions.

      First Closing

      The 7.5% three-year debentures with a face amount of $5 million are initially convertible into 1,960,784 shares of common stock at $2.55 per share and the five-year warrants permit the holders to purchase 686,275 shares of common stock at an initial exercise price of $2.278 per share. The Company also issued 98,039 identical warrants to a financial intermediary.

      The conversion price of the debentures is calculated at 112% of the exercise price of the warrants. The convertible debentures and the warrants have antidilution provisions. This means that if we issue any shares (subject to certain limited exceptions) at a price that is less than the warrant exercise price (a "dilutive issuance"), the exercise price for the warrants will be adjusted downward to such price, and the conversion price for the debentures will be adjusted downward to a price equal to 112% of the new warrant exercise price. After the convertible debentures are no longer outstanding, the exercise price of the warrants will be adjusted downward based on a weighted-average formula upon any subsequent dilutive issuance.

      The debentures also permit us, under certain circumstances, to make interest and principal payments in common stock, rather than cash. The interest rate on the convertible debentures is 7.5% per year, payable quarterly. Interest payments in shares of common stock may be made based on a 5% discount to the then current valuation of our common stock. The convertible debentures are redeemable in monthly installments equal to 1/26th of the subscription amounts paid for the convertible debentures. Monthly redemption payments will start on March 1, 2004 and, subject to certain conditions, may also be made in shares of common stock based on a 10% discount to the then current valuation of our common stock.

      Second Closing

      If you approve this Proposal II and the closing bid price of our stock equals or exceeds $2.75 for a certain period of time between now and March 31, 2004, we would have the right to sell up to $3 million of similar debentures and warrants to the purchasers of the First Closing with conversion prices and exercise prices likely to exceed $3.08 and $2.75, respectively. The debentures would have a term of three years from the closing date of the Second Closing and the warrants would expire five years after such date. If the warrant exercise price were $2.75 and the debenture conversion price were $3.08 (112% of $2.75), then $3 million of debentures would convert into 974,026 shares of common stock and the accompanying warrants would enable holders to purchase up to 381,818 shares upon exercise.

Registration Statements

      Under the terms of the private placement, we have committed to file registration statements covering the shares of our common stock underlying the convertible debentures and warrants and the shares of common stock which may be issued to make interest payments and to retire the debentures if they are not converted. When effective, the registration statements will enable the holders of the convertible debentures to sell the shares they receive upon conversion of the debentures or upon exercise of the warrants or in payment of interest and principal. With certain exceptions, the terms of the debentures restrict our ability to raise additional equity capital until 90 days after the effective date of such registration statements.

Default Provisions

      If we default on the terms or violate certain covenants of the convertible debentures, we may have to repay the sums borrowed at a premium of 120% of the outstanding principal amount plus accrued interest and damages. Events of default would include, but not be limited to, failing to remain listed on any of the NASDAQ SmallCap Market, New York Stock Exchange, American Stock Exchange or the NASDAQ National Market; selling or disposing of more than 33% of our assets; failing to timely deliver stock certificates to the debenture holders for the shares they are due from us; and defaulting on existing or future liabilities in an amount over $150,000. Furthermore, with limited exceptions, we cannot enter into obligations that are senior to the convertible debentures.

Why was the First Closing Done?

      Financial market conditions have been difficult and the ability to demonstrate financial viability is important to our sales and marketing efforts. We have never generated positive cash flows from operations and the funds from the First Closing were important to satisfy our liquidity needs and enable us to continue to operate towards profitability.

Why Stockholder Approval?

      Under the terms of our agreement with debenture holders, we need your approval if we want to exercise our right to enter into the Second Closing if we meet the required conditions. The Second Closing would provide up to $3 million in additional funding at terms that may prove to be attractive to us, depending on then current market conditions. The funding from a Second Closing would also provide us with additional time to continue to market and develop existing products. If you do not approve this proposal, we would have to seek other sources of funding, possibly at less attractive rates. We will continue to look for other, more attractive sources of funding even if you approve this proposal, since we are under no obligation to the debenture holders to exercise our rights to have a Second Closing.

      We also need your approval to issue more than 6,426,127 shares of our common stock to the debenture holders if necessary because of NASDAQ Marketplace Rule 4350. It may become necessary to issue more than 6,426,127 shares to the debenture holders if we issue more shares at lower prices and the antidilution provisions that we have agreed to take effect. In addition, if our share price declines, we may have a need to use more shares to meet our obligations under the warrants and debentures. If we cannot pay the debenture holders in shares, we will have to pay them in cash. We have not generated positive cash flows from operations and so payment in cash would, over time, cause us to have to divert funds from our operations. Your approval will significantly reduce the risk that we would have to make any such payments in cash.

More Information

      The terms of the sale of convertible preferred stock, the related warrants and the registration rights are complex and are only briefly summarized above. If you would like more information about the rights, preferences and terms of these agreements, please refer to the Securities Purchase Agreement, the 7.5% Convertible Preferred Security, the Registration Rights Agreement and the form of Stock Purchase Warrant filed as exhibits to the Company's Form 8-K filed April 1, 2003 which is incorporated by reference into this proxy statement. Further information about the risks related to this transaction can also be found in the Company's Annual Report in the "Risk Factors" section mailed together with this proxy statement. You may read and copy the Company's Annual Report and filing on Form 8-K and exhibits and any other information that we file with the Commission under the informational requirements of the Securities Exchange Act at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call 1-800-SEC-0330 for information about the Commission's Public Reference Room. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's Web site is http: //www.sec.gov. You can obtain the 8-K, its exhibits and the 10-K from the Commission Web site or, you can request them from the Company at 330 Nevada Street, Newton, MA 02460 attention: Investor Relations.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR SHAREHOLDER
                           APPROVAL OF THIS PROPOSAL.

                                  PROPOSAL III.

                          APPROVE TWO AMENDMENTS TO OUR
                          CERTIFICATE OF INCORPORATION

      The Company moved the trading of its stock from the Nasdaq National Market to the Nasdaq SmallCap Market in January 2003. As a result, we need to obtain the approval of the various state securities commissions for buyers of shares of our Common Stock purchased in our private placements to resell Matritech stock to residents of those states. We have applied to obtain this approval from all states where required. In response to our application, the California Department of Corporations, Securities Division, asked the Company to submit the following two proposed amendments to our Amended and Restated Certificate of Incorporation to our stockholders before the State of California will consider permitting the sale of our stock to California residents: (a) to lower the stockholder vote required to remove any or all directors from 75% to 51% and (b) to allow holders of 10% of the Company's common stock to call a special meeting of the stockholders. These provisions in our Certificate of Incorporation can only be changed by the stockholders and require an affirmative vote of at least 75% of our shares of common stock for passage.

The text of the proposed amendment to Article 9, Paragraph 7 of the Certificate of Incorporation is as follows:

Present version:

      Any one or more or all of the directors may be removed, with or without cause, by the holders of at least seventy five percent (75%) of the shares then entitled to vote at an election of directors.

Version if revised:

      Any one or more or all of the directors may be removed, with or without cause, by the holders of at least fifty-one percent (51%) of the shares then entitled to vote at an election of directors.

The text of the proposed amendment of the first sentence of Article 10 of the Certificate of Incorporation is as follows:

Present Version:

      Special meetings of stockholders may be called at any time by the President or by the Chairman of the Board of Directors.

Version if revised:

      Special meetings of stockholders may be called at any time by the President or by the Chairman of the Board of Directors or by holders of no less than ten percent (10%) of the Common Stock of the Corporation.

The Company relies on purchasers of its shares in private placements to partially fund its activities. For this reason, it is important to obtain approval in all states. The Company does not intend for the proposed amendment to its Certificate of Incorporation to make it easier to take over the Company, nor are the proposed amendments a response to any specific effort to obtain control of the Company. It should be noted, however, that the proposed amendment would have the effect of making it easier to accomplish a merger, tender offer or proxy contest, or to remove incumbent management because shareholders would have the right to call a special meeting and fewer votes would be required to remove directors.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR SHAREHOLDER APPROVAL OF
                                 THIS PROPOSAL.

                                  PROPOSAL IV.

                      RATIFICATION OF SELECTION OF AUDITORS

      The Board of Directors recommends the ratification of the firm of PricewaterhouseCoopers LLP, independent certified public accountants, to serve as auditors for the fiscal year ending December 31, 2003. Stockholder ratification of the Company's independent public accountants is not required under Delaware law or under the Company's Certificate of Incorporation or its Amended and Restated By-Laws. However, the Board of Directors believes that such ratification is in the Company's best interest and is therefor submitting this matter to a shareholder vote. In arriving at its decision to select a firm to audit the financial statements of the Company for 2003, the Audit Committee of the Board of Directors considered the PricewaterhouseCoopers track record, corporate reputation, familiarity with the Company's industry and cost.

      The Audit Committee has resolved not to engage its auditors to provide non-audit services other than tax and Securities and Exchange Commission advisory services to avoid potential conflicts of interest or the appearance of a conflict of interest. The tax services to be provided relate to international, federal, state and local taxes, including the preparation of tax returns for the Company and its subsidiary, assistance with the processing of such tax returns, tax audits and refund claims and tax advisory services including but not limited to stock option and compensation matters and business transactions. SEC advisory services relate to the review of and assistance with filings made by the Company with the SEC, review of the Company's unaudited quarterly and other interim financial statements filed with the SEC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THIS SELECTION.

                                VOTING PROCEDURES

      The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. Shares represented by proxies pursuant to which votes have been withheld from any nominee for election as director, or which contain one or more abstentions or broker "non-votes," are counted as present for purposes of determining the presence or absence of a quorum for the Annual Meeting. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker or other nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

      Proposal I. Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. The six nominees receiving the highest number of affirmative votes of the shares present or represented and voting on the election of directors at the Annual Meeting will be elected as directors. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual nominee or for all nominees will be voted (unless one or more nominees are unable to serve) for the election of all the nominees. Where the stockholder properly withholds authority to vote for a particular nominee or nominees, such stockholder's shares will not be counted toward such nominee or nominees' achievement of a plurality.

      Proposal II. Approval of this proposal requires that an affirmative vote of the majority of shares present, in person or represented by proxy, and voting on that proposal is required for approval. Abstentions, as well as broker "non votes," are not considered to have been voted on any such proposal and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such proposal by reducing the total number of shares from which the majority is calculated. Shares represented by all proxies received by the Board of Directors and not marked as to this proposal will be voted for the proposal.

      Proposal III. The Company's Certificate of Incorporation requires that amendments to Articles 9 and 10 of the Company's Certificate of Incorporation be adopted by the affirmative vote of the holders of at least 75% of the outstanding Common Stock of the Company entitled to vote on this matter. This requirement means that an abstention on this proposal or the failure to vote at all is equivalent to a negative vote. Shares represented by all proxies received by the Board of Directors and not marked as to this proposal will be voted for the proposal.

      Proposal IV. Approval of this proposal requires that an affirmative vote of the majority of shares present, in person or represented by proxy, and voting on that proposal is required for approval. Abstentions, as well as broker "non votes," are not considered to have been voted on any such proposal and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such proposal by reducing the total number of shares from which the majority is calculated. Shares represented by all proxies received by the Board of Directors and not marked as to this proposal will be voted for the proposal.

      Other Matters. For all other proposals submitted to the stockholders at the Annual Meeting, the affirmative vote of the majority of shares present, in person or represented by proxy, and voting on that proposal is required for approval. Abstentions, as well as broker "non votes," are not considered to have been voted on any such proposal and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such proposal by reducing the total number of shares from which the majority is calculated. If any other matter not discussed in this Proxy Statement should be presented at the Annual Meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

                              STOCKHOLDER PROPOSALS

      Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of stockholders of the Company pursuant to SEC Rule 14a-8 must be received at the Company's principal executive offices not later than December 20, 2003. Under the Company's by-laws, the deadline for providing timely notice to the Company of matters that stockholders otherwise desire to introduce at the next annual meeting of stockholders is 60 days prior to the 2003 annual meeting. In order to curtail controversy as to the date on which the Company received a proposal, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the SEC to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended December 31, 2002 and written representations from certain Reporting Persons, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended December 31, 2002 except that Mr. Chubb, Mr. Corbet, Dr. Domurad, Dr. Ip, Mr. Quigley, Mr. Rubinfien and Mr. Sandberg each failed to timely file a report on Form 4 relating to grants of options received on December 31, 2002. In addition Ms. Kurland filed to timely file a report on Form 4 relating to share purchases made in June and July of 2002. Each such person has subsequently filed a report on Form 5 reflecting such grants or purchases.

                            EXPENSES AND SOLICITATION

      The cost of solicitation of proxies will be borne by the Company. Proxies will be solicited principally through the mails. Further solicitation of proxies from some stockholders may be made by directors, officers and regular employees of the Company personally, by telephone, telegraph or special letter. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses will be paid for any such further solicitation. In addition, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the name of a nominee. The Company will reimburse such persons for their reasonable out-of-pocket costs.

                           INCORPORATION BY REFERENCE

      The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The following documents filed by us with the Commission, File No. 001-12128, are incorporated by reference in this prospectus, except as superseded or modified by this prospectus:

1. Our annual report on Form 10-K for the fiscal year ended December 31, 2002, filed under the Securities Exchange Act, which contains audited financial statements for the fiscal year ended December 31, 2002.

2.    Our current report on Form 8-K as filed on April 1, 2003.

Any statement contained in this proxy or in a document incorporated or deemed to be incorporated by reference in this proxy shall be deemed to be modified or superseded for purposes of this proxy to the extent that a statement contained in this proxy or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this proxy modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy. We will provide without charge to each person, including any beneficial owner, to whom this proxy is delivered, upon the written or oral request of that person, a copy of any document incorporated in this prospectus by reference other than exhibits unless those exhibits are specifically incorporated by reference into the documents. Requests for these copies should be directed to Matritech, Inc.,
Attention: Chief Financial Officer, 330 Nevada Street, Newton, Massachusetts 02460, telephone (617) 928-0820.

Proxy Card Attached

                                                                     Appendix A.

                                 MATRITECH, INC.

                             AUDIT COMMITTEE CHARTER

ORGANIZATION

There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of at least three directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member. At least one member of the audit committee shall have the accounting or related financial management expertise to qualify as a "financial expert" as defined by the relevant rules of the National Association of Securities Dealers or other regulatory body with oversight of the company. The board shall appoint the chairperson and members of the audit committee annually.

STATEMENT OF POLICY

The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the corporation. By approval of this Charter, the board grants the committee all resources, funding and authority to properly discharge its duties and responsibilities.

RESPONSIBILITIES

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the audit committee will:

- Have the ultimate authority to select, evaluate and where appropriate, replace the independent auditor to be proposed for shareholder approval in the proxy statement. The committee will consider management's recommendation of the appointment of the independent auditor. The committee will review with management the performance, appointment and or termination of the independent auditor. The committee has sole authority to approve all audit engagement fees and terms. The committee may consult with management in the decision-making process, but may not delegate this authority to management.

- Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof to review such audit, including any comments or recommendations of the independent auditors.

- Review with the independent auditors the company's financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

- Review in advance the financial statements proposed for the annual report and in the quarterly unaudited financial reports to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed to ensure that the proposed financial statements are in compliance.

- Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit. The committee shall meet with the auditor prior to the filing of the audit report to receive the auditor's report concerning: (a) critical accounting policies and practices used, (b) all material alternative treatments of financial information using GAAP that have been discussed with management, the ramifications of the use of these alternatives and the treatment preferred, and (c) material written communications between the management and the auditor.

- Inquire as to the independent auditor's view of the quality of earnings and balance sheet categories and whether such policies are common practices and consistent with previous periods.

- Review accounting and financial human resources and succession planning within the company.

- Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

- Investigate any matter brought to its attention within the scope of its duties, with the power to pay for and to retain outside counsel, or other advisors for this purpose if, in its judgment, that is appropriate.

- Review with the company's outside legal counsel any legal matters that could have a significant impact on the company's financial statements, the company's compliance with applicable laws and regulations and any inquiries or communications received from regulatory or governmental agencies.

- Review with management and the independent auditors to identify and terminate any non-audit related consulting services provided by the independent auditors to the company. The committee hereby approves non-audit services of tax compliance and tax planning. The committee must pre-approve all other non-audit services for which the independent auditor may be considered. Review the annual fees paid by the company for all audit and non-audit services.

- Review all proposed related party transactions to identify conflict-of-interest situations. The Committee will submit any related party transactions to the Board for its approval or implementation of appropriate remedial action.

- Review and approve the hiring of any former employee of the independent auditors prior to any such individual's employment by the company.

- The Committee will have procedures for (a) the receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls or auditing matters received pursuant to such procedures, and (b) the confidential, anonymous submission by employees of the company of concerns regarding questionable accounting or auditing matters.

REVOCABLE PROXY
MATRITECH, INC.

Annual Meeting of Stockholders of MATRITECH, INC.
June 13, 2003

      The undersigned, revoking all prior proxies, hereby appoints Stephen D. Chubb and David L. Corbet, and, and each of them, with full power of substitution, as proxies to represent and vote as designated herein, all shares of Common Stock of Matritech, Inc. (the "Company"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Newton Marriott, 2345 Commonwealth Avenue, Newton, Massachusetts 02466 on Friday, June 13, 2003, at 9:00 a.m., local time and at all adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated May 5, 2003, a copy of which has been received by the undersigned.


Please be sure to sign and date                 Date ___________________________
this Proxy in the box below.




________________________________________________________________________________
Stockholder sign above ---- Co-holder (if any) sign above

Please sign exactly as your name appears on your stock certificate.

When signing as an attorney, executor, administrator, trustee or guardian, please provide your full title as such. If a corporation, please sign in full corporate name by an authorized officer.


                                                          With-    For All
                                                  For     hold     Except

1. Election of Directors: To elect six members    [ ]      [ ]       [ ]
to serve until the next Annual Meeting of Stockholders and until their successors have been elected and qualified.

Stephen D. Chubb           David L. Corbet             Richard A. Sandberg
Judith Kurland             T. Stephen Thompson         C. William Zadel

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "For All Except" and write each such nominee's name in the space provided below.


--------------------------------------------------------------------------------

                                                  For     Against  Abstain

2. To approve the potential issuance of up to     [ ]      [ ]       [ ]
$3 million of additional convertible debentures and related warrants and to approve the potential issuance of more than 6,426,127 shares of common stock if required to fulfill our various obligations under both current and additional convertible debentures and warrants.

                                                  For     Against  Abstain

3. To approve amendments to the Company's         [ ]      [ ]       [ ]
Amended and Restated Certificate of Incorporation:
(a) to allow holders of 10% or more of the Company's common stock to call a special meeting of the stockholders, and
(b) to lower the required vote of the stockholders to remove one or more or all the directors from 75% to 51%.

                                                  For     Against  Abstain

4. To ratify the selection of the accounting      [ ]      [ ]       [ ]
firm of PricewaterhouseCoopers LLP as auditors for the fiscal year ending December 31, 2003.

5. To transact such other business as may properly come before the meeting and any adjournments thereof.

PLEASE CHECK IF YOU PLAN TO ATTEND THE ANNUAL MEETING                        [ ]

The Board of Directors recommends a vote FOR the foregoing proposals. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MATRITECH, INC.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES, FOR THE RATIFICATION OF
PRICEWATERHOUSECOOPERS LLP AND FOR PROPOSALS 2, 3, AND 5. THE PROXIES ARE AUTHORIZED, IN THEIR DISCRETION, TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF